UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024 (May 21, 2024)

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Core & Main, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40650	86-3149194
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

1830 Craig Park Court
St. Louis, Missouri	63146
(Address of principal executive offices)	(Zip Code)

(314) 432-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, par value $0.01 per share	CNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On May 21, 2024, Core & Main LP, a wholly owned subsidiary of Core & Main, Inc. (“Core & Main”), entered into a Fourth Amendment (the “Fourth Amendment”) to its existing Credit Agreement, dated as of August 1, 2017, as amended by the Lender Joinder Agreement, dated as of July 8, 2019, the First Amendment, dated as of July 27, 2021, the Second Amendment, dated as of February 26, 2023, and the Third Amendment, dated as of February 9, 2024 (the “Existing Credit Agreement”; and the Existing Credit Agreement as amended by the Fourth Amendment, the “Credit Agreement”), by and among Core & Main, the subsidiary borrowers from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the several banks and other financial institutions from time to time party thereto, in order to, among other things, (i) borrow Specified Refinancing Term Loans (as defined in the Existing Credit Agreement) in the form of Tranche D Term Loans (as defined in the Fourth Amendment) in an aggregate principal amount of $1,459 million, the proceeds of which, together with cash on hand and any borrowings under the Senior ABL Agreement (as defined in the Existing Credit Agreement), will be used to (a) repay the Tranche B Term Loans outstanding on the date of the Fourth Amendment that are not exchanged for Tranche D Term Loans pursuant to the Fourth Amendment and/or (b) to pay fees, costs and expenses incurred in connection with the foregoing and (ii) amend the Existing Credit Agreement to the extent necessary or appropriate to reflect the incurrence of the Tranche D Term Loans (as defined in the Fourth Amendment) and provide for any other amendments to the Existing Credit Agreement as any authorized officer may deem necessary or appropriate.

The Tranche D Term Loans bear annual interest at a floating rate measured by reference to, at Core & Main’s option, either (i) a secured overnight financing rate, or “SOFR” (subject to a floor of 0.00%) plus an applicable margin of 2.00% per annum, or (ii) an alternate base rate plus an applicable margin of 1.00% per annum. The Tranche D Term Loans amortize in nominal quarterly installments equal to 0.25% of the aggregate initial principal amount thereof per annum, with the remaining balance payable upon final maturity of the Tranche D Term Loans on July 27, 2028.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning Core & Main’s direct financial obligations under the Fourth Amendment is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1
Fourth Amendment to the Credit Agreement, dated as of May 21, 2024, by and among Core & Main LP, the several banks and other financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2024	CORE & MAIN, INC.

	By:	/s/ Mark G. Whittenburg
	Name:	Mark G. Whittenburg
	Title:	General Counsel and Secretary